UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): August 22, 2012

Emerson Electric Co.
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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ------------------------------------------------ (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

The following information is furnished pursuant to Regulation FD.

Emerson 3-Month Orders Growth
(Percentage change versus prior year; trailing 3-month averages, excluding acquisitions and divestitures)

	May ‘12	June ‘12	July ‘12
Process Management	+5 to +10	+5 to +10	0 to +5
Industrial Automation	-10 to -5	-15 to -10	-10
Network Power	-15 to -10	-10 to -5	-15 to -10
Climate Technologies	-5 to 0	-5 to 0	-5 to 0
Commercial & Residential Solutions	0 to +5	0 to +5	+5
Total Emerson	-5 to 0	-5 to 0	-5 to 0

July 2012 Orders Comments:

Trailing three-month orders decreased from the prior year, primarily due to strength in the U.S. dollar and global economic softening.  Underlying orders, which exclude unfavorable currency translation of 5 percentage points, increased but at a slower pace than in the previous trailing three-months, as growth in Process Management, Commercial & Residential Solutions, and Climate Technologies offset declines in the other segments.  In the month of July, orders accelerated from June to mid-single digit underlying growth, reflecting moderate demand in total with varied trends among end markets.  Global economic growth is expected to remain slow and inconsistent in the near term due to the European financial crisis, the softening Chinese economy, and continued U.S. fiscal policy uncertainty – with no clear direction.

Process Management orders continued to benefit from oil and gas, chemical, and power industry investment.  Underlying orders reflected robust growth in all geographies except Europe, which was affected by the economic weakness in the region.  Currency translation deducted 10 percentage points, including a significant backlog revaluation.  Strong operational execution continued in July as the pace of backlog conversion remained robust.

Orders improved but remained negative in Industrial Automation, as weakness in Europe affected results.  The ultrasonic welding and fluid automation businesses grew and the power generating alternators business improved, while weak market conditions persisted in the electrical drives business.  Currency translation deducted 6 percentage points.

Network Power orders declined as telecommunications and information technology end markets remained challenging.  In the network power systems business, North America accelerated and strength continued in Latin America, offset by weakness in Asia and Europe.  Order trends improved but remained negative in the embedded computing and power business.  Currency translation deducted 3 percentage points.

Climate Technologies orders improved, benefiting from improvement in the U.S. residential market.  Underlying orders, which exclude unfavorable currency translation of 2 percentage points, increased slightly, the first period of growth in 14 months, with mixed trends among geographies and businesses.  Modest growth in the U.S. offset weakness in Europe and Asia.  The temperature controls business grew moderately, while the refrigeration business softened.

Moderate orders growth in Commercial & Residential Solutions benefited from steady demand in U.S. construction end markets.  Growth was led by the food waste disposers business. Currency translation deducted 2 percentage points.

Upcoming Investor Events

On Thursday, September 6, 2012, Emerson Chairman and Chief Executive Officer David N. Farr will present at the Vertical Research Partners Industrials Conference in Westbrook, Connecticut, at 8:30 a.m. ET.  The presentation will be posted on Emerson’s website at www.Emerson.com/financial and remain available for approximately three months after the event.

Forward-Looking and Cautionary Statements:

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, and competitive and technological factors, among others, as set forth in the Company's most recent Form 10-K filed with the SEC.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: August 22, 2012	By:	/s/ Timothy G. Westman
Timothy G. Westman Vice President, Associate General Counsel and Assistant Secretary